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EXHIBIT 10.1











                             Dated January 11, 2006

                         THE PERSONS NAMED IN SCHEDULE 1


                                       and

                                  COMTECH GROUP

                                       and

                            HUAMENG ENGINEERING LTD.




                    SUBSCRIPTION AND SHAREHOLDERS' AGREEMENT

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                                TABLE OF CONTENTS
CONTENTS                                                                    PAGE

1          Interpretation......................................................2

2          Subscription........................................................6

3          Conditions..........................................................7

4          Warranties..........................................................8

5          Covenants up to Completion..........................................9

6          Completion.........................................................10

7          Use of the Subscription Monies.....................................11

8          Business of the Company............................................11

9          Board of the Company...............................................12

10         Reserved Matters...................................................12

11         Continuing Obligations.............................................12

12         Pre-emptive Rights.................................................13

13         Restrictions on Transfer...........................................14

14         Confidentiality....................................................16

15         Costs and Expenses.................................................17

16         Announcements........................................................

17         Duration...........................................................17

18         Notices............................................................18

19         Severability.......................................................19

20         General............................................................19

21         Whole Agreement....................................................20

22         Governing Law......................................................21

Schedule 1 (A) The Captable (Pre Investment)..................................22

Schedule 1 (B) The Captable (Post Investment).................................22

Schedule 2 (A) Particulars of the Company (Pre Investment)....................23

Schedule 2 (A) Particulars of the Company (Post Investment)...................23

Schedule 2 (B) Particulars of the Subsidiaries (Pre and Post Investment)......26

Schedule 3 Warranties.........................................................30

Schedule 4 Reserved Matters...................................................42

Schedule 5 Continuing Obligations.............................................44

Schedule 6 Terms and Conditions of the Series A Preferred Shares..............47


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THIS AGREEMENT is made on January 11, 2006

BETWEEN:

(1) THE PERSONS named in Schedule 1 (A) (together the "EXISTING SHAREHOLDERS" and each an "EXISTING Shareholder"); and

(2) COMTECH GROUP, a company incorporated in the Cayman Islands whose registered office is at Century Yard, Cricket Square, Hutchins Drive, PO Box 2681, Geogre Town, Grand Cayman (the "SUBSCRIBERS"); and

(3) HUAMENG ENGINEERING SERVICES LTD., a company incorporated in British Virgin Islands whose registered office is at PO Box 3140, Road Town, Tortola, British Virgin Islands (the "COMPANY").



WHEREAS:

(A) The Company is a company limited by shares, particulars of which are set out in Schedule 2 (A).

(B) The Subscribers intend to invest in the Company in an aggregate sum of USD2,500,000, which will be used for working capital purpose to finance the expansion of the Business

(C) The Subscriber' investment will initially be represented by Series A Preferred Shares to be issued by the Company.

(D) The Subscriber, the Existing Shareholders and the Company have agreed to enter into this Agreement for the purposes of (i) recording the terms and conditions on which the Subscriber will subscribe for the Series A Preferred Shares, and (ii) regulating the relationship between the shareholders of the Company and certain aspects of the affairs of the Company.

IT IS AGREED as follows:

1      INTERPRETATION

1.1    In this Agreement:

         "ACCOUNTS" means the unaudited financial statements of the Group for the period ended 30 November 2005;



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         "AFFILIATE" of a person means, any other person which directly or indirectly controls, is controlled by, or is under common control with such other person;

         "ARTICLES" means the articles of incorporation of the Company as amended from time to time subsequently by the Shareholders;

         "BOARD" means the board of directors of the Company;

         "BUSINESS" means the business of the Company as referred to in Clause
         9;

         "COMMON SHARES" means ordinary shares of the Common Stock of the Company;

         "COMMON SHARES EQUIVALENTS" means the Series A Preferred Shares, and all other shares, warrants, options and other rights convertible into or exercisable for Common Shares;

         "COMPLETION" means completion of the subscription of the Series A Preferred Shares;

         "CONDITIONS" means the conditions precedent set out in Clause 3;

         "CONFIDENTIALITY AND NON-COMPETITION AGREEMENT" means certain Confidentiality and Non-Competition Agreements to be entered into between the Group and its key employees in the form attached hereto marked "A";

         "DIRECTORS" means the director of the Company appointed pursuant to this Agreement and the Articles;

         "GROUP" or "GROUP COMPANIES" means the Company and its subsidiaries from time to time and "GROUP Company" means any of them;

         "HONG KONG" means the Hong Kong Special Administrative Region of the
         PRC;

         "INTELLECTUAL PROPERTY" means patents, trade marks, service marks, trade names, logos, get-up, patents, inventions, design rights, copyrights (including rights in computer software), rights in know-how, semi-conductor topography rights, rights of extraction relating to databases, confidential information and other intellectual property or similar proprietorship rights, in each case whether registered or unregistered and including applications for the grant of such rights and all rights or forms of protection having equivalent or similar effect anywhere in the world;



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         "MATERIAL" means material to the business, operations, financial conditions or prospects of the Group as a whole;

         "MATERIAL ADVERSE EFFECT" means any condition, circumstance, change or effect that is materially adverse to the business, prospects, operation or financial condition of the Group as a whole;

         "PRC" means the People's Republic of China;

         "PRO RATA SHARE" with respect to any Shareholder, means the ratio of:
         (a) the total number of Common Shares held by that Shareholder (including any Common Shares Equivalents) to (b) the total number of Common Shares and Common Shares Equivalent outstanding at the time the determination is made (on a fully diluted as converted basis);

         "PURCHASE PRICE" means USD4.57 per Series A Preference Shares;

         "QUALIFYING IPO" means a firm commitment underwritten initial public offering of the Common Shares (including, as the case may be, in the form of depository receipts) that has been registered under the Securities Act of 1933, as amended at a public offering price of not less than USD15 per shares and gross proceeds to the Company in excess of US20 million or in a similar public offering of Common Shares in a jurisdiction and on a recognised securities exchange outside of the United States, provided such public offering in terms of price, offering proceeds and regulatory approvals is reasonably equivalent to the aforementioned public offering in the United States;

         "REDEMPTION PRICE" means USD4.57 for each Series A Preference Shares;

         "REGISTRATION RIGHTS AGREEMENT" means the agreement in the agreed form marked "B" under which the Company grants to the holders of Series A Preferred Shares certain registration rights;

         "RE-ORGANISATION" means, including without limitation, the proper and valid transfer of item (i) to (iv) to the Company shall have been completed in the form and substance with the satisfaction of Comtech:-

         (i) 100% shareholding in subsidiary registered in PRC, namely [chinese name] and 100% shareholding in subsidiary registered in Hong Kong, namely Oriental Intelligence Technologies Co., Limited (collectively "the Subsidiaries"), (ii) account receivables and other receivables of the Subsidiaries, (iii) fixed assets of the Subsidiaries and (iv) cash and bank balances of the Subsidiaries as reflected in the un-audited management accounts of the Subsidiaries at 30 November 2005.


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         On the completion of re-organisation, these 2 subsidiaries will become a wholly owned subsidiary of the Company.

         In addition to that, the Company will incorporate a wholly owned subsidiary in Thailand and Malaysia on or before 31 January 2005.

         "SERIES A PREFERRED SHARES" means the shares of the Company's Series A Preferred Stock, each of which is convertible into one Common Share;

         "SHAREHOLDER" means a person registered in the books of the Company as the holder of any Share;

         "SHARES" means Common Shares and Series A Preferred Shares;

         "SUBSIDIARY" shall have the meaning given to it in Section 2 of the Companies Ordinance, Cap. 32, Laws of Hong Kong;

         "TAXATION" means (i) any liability to any form of taxation, duty, impost, levy, rate, or other amount payable to any revenue, customs or fiscal authorities whenever created or imposed and of any part of the world, including, without limitation, profits tax, provisional profits tax, interest tax, salaries tax, property tax, taxes on income, estate duty, capital duty, stamp duty, payroll tax, rates, customs and excise duties and other similar liabilities, (ii) all interest, penalties, costs, charges and expenses incidental or relating to the liability to Taxation;

         "USD" means United States dollars; and

         "WARRANTIES" means the representations and warranties given under Clause 4 and "WARRANTY" shall be construed accordingly.

         1.2 Any reference, express or implied, to an enactment includes references to:

         (a) that enactment as re-enacted, amended, extended or applied by or under any other enactment (before or after the signature of this Agreement);

         (b) any enactment which that enactment re-enacts (with or without modification);

         (c) any subordinate legislation made (before or after the signature of this Agreement) under that enactment, as re-enacted, amended, extended or applied as described in paragraph (a) above, or under any enactment referred to in paragraph (b) above; and


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         (d)      "enactment" includes any legislation in any jurisdiction.

         1.3      In this Agreement:

         (a) words importing the singular shall include the plural and vice versa;

         (b) words denoting persons shall include bodies corporate and unincorporated associations of persons and vice versa;

         (c) references to a party to this Agreement shall include successors and permitted assigns of that party;

         (d) references to issued share capital or shareholding in the Company "on a fully-diluted basis" are references to the issued share capital or shareholding in the Company including only (i) the Common Shares issued, allotted and outstanding and (ii) the aggregate number of Common Shares issuable were all of the Common Shares Equivalents in issue converted into and/or exercised for Common Shares in accordance with the rights attached to them; and

         (e) references to "liabilities" include actual and contingent liabilities and incurred whether solely or jointly with other persons and in the case of liabilities of a Group Company whether or not incurred in the ordinary course of its business.

         1.4 Sub-clauses 1.1 to 1.3 apply unless the contrary intention appears.

         1.5 The headings in this Agreement do not affect its interpretation.

         1.6 Any schedule or annex to this Agreement shall take effect as if set out in this Agreement and references to this Agreement shall include its schedules, annexes and the recitals.

2        SUBSCRIPTION

         2.1 Subject to the terms and conditions of this Agreement, the Subscriber shall subscribe and the Company shall allot to the Subscriber the number of Series A Preferred Shares set out in the table below:


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         NAME          NUMBER OR SERIES A          TOTAL SUBSCRIPTION PRICE
                       PREFERRED SHARES            (USDm)


         Comtech       547,000                      2.5

         2.2 The Series A Preferred Shares are subject to the rights and limitations set out in Schedule 6.

3      CONDITIONS

         3.1 The subscription of the Series A Preferred Shares by the Subscriber under this Agreement is conditional on the following conditions being fulfilled to the satisfaction of the Subscriber:

         (a) the Subscriber notifying the Company that without prejudice to any claims for breach of the Warranties or otherwise in this Agreement, they are satisfied upon inspection and investigation as to the respective corporate, taxation and financial position and operation of the Group;

         (b) the delivery of evidence in form and substance satisfactory to the Subscribers that the existing Articles of the Company have been amended in a form acceptable to the Subscriber;

         (c) the delivery to the Subscriber of a certified copy of the resolutions of the Board and shareholders of the Company adopting the new Articles in the form annexed hereto marked "C", authorising the issue of the Series A Preferred Shares to the Subscribers, approving the execution by the Company of this Agreement, the Registration Rights Agreement and the Confidentiality and Non-Competition Agreement and the appointment of the additional Directors as set out in Clause 6.1(a)(ii);

         (d) the delivery to the Subscriber of the duly executed Registration Rights Agreement and the Confidentiality and Non-Competition Agreements;

         (e) the delivery to the Subscriber of a copy of the register of members of the Company as at the date of Completion duly certified by an officer of the Company to be true, complete and correct.

         (f) the delivery to the Subscriber of an opinion in form and substance satisfactory to the Subscribe from the Company's British Virgin Islands counsel confirming, inter alia, the due incorporation and establishment of the Company.


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         (g)      the delivery of evidence in form and substance satisfactory to the Subscriber that the reorganization has been completed, and a certified copy of resolutions of the Board and shareholders of the Subsidiaries as exhibit in Schedule 2(B) in approving to transfer 100% shareholding to the Company and adopting the new Articles in the form annexed hereto marked "D".

         (h) the delivery of evidence in form and substance satisfactory to the Subscriber that the shareholders of the Subsidiaries as exhibit in Schedule 2(B) are holding the shares as trustee of the Company and will waive all interest in the subsidiaries on or after 30 November 2005.

         (i) the delivery of evidence in form and substance satisfactory to the Subscriber that the Company has obtained, including without limitation, government approval in each jurisdiction region where the subsidiary to conduct business in respect of the legitimate of the nature of business activities and the shareholding structure of the subsidiaries.

         3.2 The Subscribers may waive all or any of the Conditions in whole or in part at any time by notice in writing to the Company.

         3.3 The Company shall use all reasonable endeavours to procure that the Conditions are fulfilled on or before 31 January 2006 or such later date as the Company and the Subscriber may agree in writing from time to time.

         3.4 If all the Conditions are not fulfilled or waived on or before the date specified in Sub-clause 3.3, then notwithstanding any contrary provisions in this Agreement, this Agreement will terminate and no party shall have any rights or obligations under this Agreement (except in respect of any antecedent breach of any of the provisions contained in Sub-clause 3.3 and Clauses 4 and 5).

4        WARRANTIES

         4.1 The Company hereby represents, warrants and undertakes to the Subscribers in the terms of Sub-clause 4.2 and acknowledges that the Subscribers are entering into this Agreement and subscribing for the Series A Preferred Shares in reliance upon the same.


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         4.2      The Company represents, warrants and undertakes that each of the statements in Schedule 3 is true and accurate at the date hereof and at all times subsequent to the date hereof up to and including the date of Completion as if repeated on each day immediately prior to Completion.

         4.3 Each of the Warranties is separate and independent and except as expressly provided to the contrary in this Agreement is not limited:

         (a)      by reference to any other paragraph of Schedule 3; or

         (b)      by anything in this Agreement;

         and none of the Warranties shall be treated as qualified by any constructive knowledge on the part of any of the Subscribers or any of their respective agents.

         4.4 The Company agrees (for itself and as trustee for each Group Company) to waive any rights or claims which it may have in respect of any misrepresentation, inaccuracy or omission in or from any information or advice supplied or given by any Group Company or its employees in connection with the giving of the Warranties.

5        COVENANTS UP TO COMPLETION

         5.1 The Company shall procure that unless with the prior written consent of the Subscriber, none of the Group Companies shall before Completion:

         (a) declare, make or pay any dividend or other distribution, dispose of any of its Material assets (including shares in any Subsidiary) or do or allow to be done anything which renders its financial position and/or prospects materially less favourable than at the date of this Agreement; or

         (b) create, issue, purchase or redeem any class of share or loan capital; or

         (c)      agree, conditionally or otherwise, to do any of the foregoing;
                  or

         (d) in any other way depart from the ordinary course of its day-to-day business; or


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         (e)      grant any option or right of pre-emption over, or mortgage, charge or otherwise encumber, any of its shares or any securities convertible or exchangeable into its shares; or

         (f) pass any resolution or change its articles of incorporation (or equivalent constitutional documents); or

         (g) do or omit to do or cause or allow to be done or omitted to be done any act or thing which would result (or be likely to result) in a material breach of any of the Warranties.

         5.2 Save as required by this Agreement or unless with the prior written consent of the Subscribers, the Existing Shareholders shall not before Completion, dispose of any interest in the Shares or any of them or grant any option or right of pre-emption over, or mortgage, charge or otherwise encumber the Shares or any of them.

         5.3 The Company shall immediately notify each of the Subscribers in writing of any matter or thing which arises or becomes known to them before Completion which:

         (a) constitutes (or would after the lapse of time constitute) a misrepresentation or a breach by the Company of any of the Warranties or the undertakings or other provisions set out in this Agreement; or

         (b) has, or would be likely to have, after Completion, a Material Adverse Effect.

6        COMPLETION

         6.1      Subject to the fulfilment of the Conditions, on Completion:

         (a) board resolutions of the Company shall be passed authorising and approving:

                  (i) the allotment and issue of the Series A Preferred Shares to the Subscribers in the proportions and for the subscription price set out in Clause 2 and as soon as practicable thereafter entry of the Subscribers in the register of members of the Company as the holders of, and issue share certificates in respect of, the Series A Preferred Shares in the said proportions;


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                  (ii)     the appointment of Jeffrey Kang, Henry Chiu, Yi Huang
                           as additional directors of the Company.

         (b)      the following documents shall be delivered to the Subscribers:

                  (i) certified true copies of the register of members and register of directors in respect of the Company as at Completion;

                  (ii) duly executed copies of the Registration Rights Agreement and Non-Compete and Non-Disclosure Agreements.

         6.2 Upon completion of the matters referred to in Sub-clause 6.1, the Subscribers shall cause payment to be made to the Company in immediately available funds in settlement of the subscription money payable to the Company in respect of the subscription of Series A Preferred Shares under this Agreement.

         6.3 If for any reason the provisions of Sub-clause 6.2 are not fully complied with, the Subscribers may elect (which election shall be binding on all the Subscribers) (in addition and without prejudice to all other rights or remedies available to the Subscribers) to rescind this Agreement or to fix a new date for Completion.

7        USE OF THE SUBSCRIPTION MONIES

         The Company undertakes to the Subscribers to apply the proceeds of the subscription of Series A Preferred Shares for working capital to finance the expansion of the Business.

8        BUSINESS OF THE COMPANY

         The business of the Company shall be the provision of technology and engineering services, business process outsourcing, network system integration as well as the provision of related training and maintenance services.


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9        BOARD OF THE COMPANY

         9.1 As from Completion, the Subscriber and all Existing Shareholders shall vote their shares in the Company such that the board of directors of the Company (the "BOARD") will be constituted in the following manner:

         (a) the Board will consist of five (5) directors to be nominated by the Shareholders. So long as at least 10% of the Series A Preferred Shares remain outstanding, the holders of the Series A Preferred Shares shall be entitled to elect four members of the Board. The Existing Shareholders shall be entitled to elect one members of the Board;

         (b) any director appointed pursuant to this Sub-clause 9.1 may be removed by the same Shareholder who appointed him and may be replaced by another person nominated by such Shareholder so long as that Shareholder remains entitled to appoint a director under this Sub-clause 9.1;

         (c)      the chairman of the Board will be appointed by the Directors;

         (d) in the case of equality of votes, the chairman of the Board shall not have a second or casting vote;

         (e) at the sole election of the holders of Series A Preferred Shares, such holders can appoint a representative to attend all meetings of the Board and committees thereof as an observer; and

         (f) the foregoing rights and obligations shall cease upon a Qualifying IPO.

10       RESERVED MATTERS

         The Company undertakes to the Subscribers that, it shall not, and shall procure that none of its subsidiaries shall, do any of the things listed in Schedule 4 unless the same have been approved by Comtech.

11       CONTINUING OBLIGATIONS

         The Company undertakes to the Subscribers that it shall comply with all the obligations set out in Schedule 5.


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12       PRE-EMPTIVE RIGHTS

         12.1 If the Company desires to issue Common Shares and/or Common Shares Equivalents in a transaction or series of transactions intended to raise capital ("FUND RAISING ISSUANCE") for the Company or any of its Subsidiaries, then the Shareholders shall procure that the Company shall first notify the holders of Series A Preferred Shares of the terms and conditions of such proposed issue and shall permit each holder of Series A Preferred Shares (without obligation) to subscribe (on such terms and subject to such conditions) up to the fraction of such securities being offered equal to (a) the number of Common Shares owned by such holders of Series A Preferred Shares plus the aggregate number of Common Shares then issuable were all of such holders of Series A Preferred Shares Common Shares Equivalents (if any) converted into and/or exchanged for Common Shares, divided by (b) the aggregate number of Common Shares then outstanding plus the aggregate number of Common Shares then issuable were all of the Company's outstanding Common Shares Equivalents converted into and/or exchanged for Common Shares.

         12.2 For the avoidance of doubt, "Fund Raising Issuance" for the purpose of Sub-clause 12.1 excludes any issuance of Common Shares and/or Common Shares Equivalents:

         (a) to employees of Group Companies pursuant to purchase or share option plans approved by the Board, which shall not exceed 20 per cent of all shares of the Company on a fully diluted basis immediately subsequent to the completion of the financing contemplated hereby; or

         (b) upon (i) conversion of any Series A Preferred Shares or (ii) conversion or exchange of any other Common Shares Equivalents if such Common Shares Equivalents were either offered to the Shareholders pursuant to Sub-clause 12.1 or were exempt from such offer pursuant to the terms hereof; or

         (c)      in a Qualifying IPO.

         12.3     The holders of Series A Preferred Shares shall have fifteen
                  (15) Business Days after receipt of such notice referred to in Clause 12.1 (or such longer period as the Company may specify) to irrevocably elect by notice to the Company in writing whether to subscribe for such securities on such terms. After this period has expired, the Company shall have up to ninety
                  (90) days to issue any securities not subscribed by the holders of Series A Preferred Shares; provided however, that if during such 90 day period, the Company desires to offer such securities on terms or conditions that are more favourable to the holders of Series A Preferred Shares thereof in any material respect, it shall first reoffer such securities to the holders of Series A Preferred Shares pursuant to the procedures set forth in this Clause 13.


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13       RESTRICTIONS ON TRANSFER

         13.1 Subject to Clause 13.4, if any Shareholder (the "TRANSFERRING SHAREHOLDER") proposes to sell, pledge, or otherwise transfer any Shares (the "STOCK") or any interest therein to any person or entity then the other holders of any Series A Preferred Shares at the time (the "NON-TRANSFERRING SHAREHOLDERS") shall have a right of first refusal (the "RIGHT OF FIRST REFUSAL") to purchase some or all of the Stock proposed to be sold. The Transferring Shareholder shall give a written notice (the "TRANSFER NOTICE") to the Non-transferring Shareholders describing fully the proposed transfer, including the number of Stock proposed to be transferred, the proposed transfer price, the name and address of the proposed transferee, and whether the Company has exercised its right of first refusal, if any, with respect to that Stock. The Transfer Notice shall be signed both by the Transferring Shareholder and by the proposed transferee, and shall constitute a binding commitment of both parties for the transfer of that Stock. Each Non-transferring Shareholder shall then have the right to purchase the ratio of (a) the total number of Common Shares or Common Shares Equivalents of a Non-transferring Shareholder to
                  (b) the total number of Common Shares and Common Share Equivalents held by all Non-transferring Shareholders of the Stock subject to the Transfer Notice at a price per share equal to the proposed per share transfer price, by delivery of a notice of exercise of its Right of First Refusal within 20 days after the date the Transfer Notice is delivered to the Non-transferring Shareholder. To the extent the Non-transferring Shareholders exercise their Right of First Refusal in accordance with the terms and conditions set forth in this Clause 13, the number of Shares that the Transferring Shareholder may sell to the proposed transferee in the transaction shall be correspondingly reduced.


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         13.2     If the Transferring Shareholder proposes to sell, pledge, or otherwise transfer any Stock or any interest therein to any person or entity, including another Shareholder, and not all Non-transferring Shareholders have elected to exercise their Right of First Refusal under Clause 13.1, then each Non-transferring Shareholder shall have the right, exercisable upon written notice to the Transferring Shareholder within 20 days after the date the Transfer Notice is delivered to the Non-transferring Shareholders, to participate in the sale of Stock on the same terms and conditions as the Transferring Shareholder to the extent of that Non-transferring Shareholder's Pro-Rata Share (the "CO-SALE RIGHT"). Notice of exercise of a Co-Sale Right shall indicate the number of Shares the Non-transferring Shareholder wishes to sell under its Co-Sale Right. Any Non-transferring Shareholder may elect to sell all or some of the shares of Stock then held by that Non-transferring Shareholder (or issuable upon conversion or exercise of any convertible debt, warrants, or similar securities then held by the Non-transferring Shareholders). To the extent the Non-transferring Shareholders exercise their Co-Sale Right in accordance with the terms and conditions set forth in this Clause 13.2, the number of Shares that the Transferring Shareholder may sell in the transaction shall be correspondingly reduced.

         13.3 If the Non-transferring Shareholders do not exercise their Right of First Refusal or their Co-Sale Right with respect to the sale of the Stock subject to the Transfer Notice, the Transferring Shareholder may, not later than 60 days following delivery to the Company and the Non-transferring Shareholders of the Transfer Notice, conclude a transfer of all of the Stock covered by the Transfer Notice on terms and conditions not more favourable to the transferor than those described in the Transfer Notice. Any proposed transfer on terms and conditions more favourable than those described in the Transfer Notice, as well as any subsequent proposed transfer of any Stock by the Transferring Shareholder, shall again be subject to the Right of First Refusal and Co-Sale Right of the Non-transferring Shareholders and shall require compliance by the Transferring Shareholder with the procedures described in this Clause 13.


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         13.4     Notwithstanding the above, each of the Subscribers may
                  transfer all or any of their Shares to their Affiliates provided always that the transferee shall agree in writing with the Company (for itself and as trustee for all the Shareholders), as a condition to such transfer, to be bound by all of the provisions of any shareholders agreement relating to the Company then subsisting to the same extent as if such transferee were the transferor Shareholder.

         13.5 Any sale, assignment, transfer or disposal of Common Shares or Common Shares Equivalents not permitted by or in accordance with this Agreement or the Articles shall be null and void.

14       CONFIDENTIALITY

         14.1 Each party hereto undertakes with the others that it shall use all reasonable endeavours to ensure that any information of a secret or confidential nature (including, without limitation, any of the Group Companies' business plan, dealings, transactions, affairs, proposals, inventions, business, etc.) received by it relating to the others or any of the others' Affiliates shall be treated as confidential and shall not be disclosed to any third party or utilised for personal gain or interest or for the benefit or interest of third parties except as required by law or any competent regulatory body or to the extent that such information is in the public domain other than through breach of this Sub-clause 14.1 or except in the ordinary and proper course of the business and operation of the Group Companies or, except, in the case of the Subscriber, the disclosure of information relating to the Company and its business to persons concerned in the management of the Subscriber, its own investors and any advisers acting on their behalf.

         14.2 A Shareholder shall not be in breach of Sub-clause 14.1 by virtue of any Director passing to the Shareholder who appointed him any information he receives as a director of the Company, or of any subsidiary of the Company, but nothing contained in this Agreement shall require such disclosure where the Director's fiduciary duty to the Company, or of any such subsidiary, would be breached as a result.

         14.3 Nothing in this Clause 14 shall prohibit the Company or any Shareholder from disclosing any of the information referred to in Sub-clause 14.1 which is reasonably required in connection with, in the case of the Company, raising equity or debt funding for any Group Company or, in the case of any Shareholder, selling its Shares to a potential purchaser permitted under this Agreement and the Articles, provided that in each case the party receiving such information shall have first executed an undertaking to keep confidential such information in a form acceptable to the Company and shall have first provided a copy of the same to the Company.

15       COSTS AND EXPENSES

         Each party shall bear its own cost and expense (including, without limitation, legal fees and consultancy expenses) incurred in relation to the preparation and negotiation of this Agreement and the documents referred to herein provided that subject to Completion the Company shall, out of the proceeds of the subscription monies to be paid by the Subscriber at Completion, pay the legal fees and consultancy expenses incurred by the Subscriber.

16       ANNOUNCEMENTS

         16.1 No party shall make or permit any person connected with it to make any announcement concerning this Agreement or any ancillary matter before, on or after completion except as required by law or any competent regulatory body or with the prior written approval of the other parties, such approval not to be unreasonably withheld or delayed.

17       DURATION

         17.1 This Agreement shall continue at all times after Completion and thereafter shall terminate only upon the consummation of a Qualifying IPO.

         17.2 Notwithstanding Sub-clause 17.1 but subject to Sub-clause 17.3, a Shareholder shall cease to have any further rights or obligations under this Agreement on ceasing to hold Shares at any time following Completion.

         17.3 Sub-clause 17.2 shall not affect any of the rights or liabilities of any parties in connection with any breach of this Agreement which may have occurred before that Shareholder ceased to hold Shares.

18       NOTICES

         In the case of any notice required, desired or permitted to be given hereunder to any of the parties, such notice shall be either delivered personally, sent by courier, sent by registered post or transmitted by facsimile to the following address (or other address as the respective parties may specify in a notice given herein) and shall be deemed to have been received, in the case of personal delivery or courier service, on the date on which it was left at such address, or in the case of registered post, five Business Days after being deposited in the post, or in the case of transmission by facsimile, when received:

         Comtech Group

         Address                        : Century Yard, Cricket Square, Hutchins
                                          Drive, PO Box 2681, Geogre Town, Grand
                                          Cayman
         Facsimile                      : 0755 26743808
         Telephone                      : 0755 852 2155 2688
         For the attention of           : Jeffrey Kang

         HUAMENG ENGINEERING SERVICES LTD.

         Address                        : PO Box 3140, Road Town, Tortola,
                                          British Virgin Islands
         Facsimile                      : 852 28459268
         Telephone                      : 852 25247106
         For the attention of           : [chinese name]

         Existing Shareholders            as per the official records of the
                                          Company

19       SEVERABILITY

         The provisions contained in each clause and sub-clause of this Agreement shall be enforceable independently of each of the others and its validity shall not be affected if any of the others is invalid. If any of those provisions is void but would be valid if some parts of the provision were deleted, the provision in question shall apply with such modification as may be necessary to make it valid.

20       GENERAL

         20.1 Save as provided otherwise in this Agreement, none of the rights or obligations under this Agreement may be assigned or transferred without the prior written consent of Comtech.

         20.2 Nothing in this Agreement shall be deemed to constitute a partnership between any of the parties nor constitute any party the agent of any other party for any purpose.

         20.3 This Agreement may be executed in any number of counterparts, all of which together shall constitute one and the same agreement, and any party may enter into this Agreement by executing a counterpart.

         20.4 The Shareholders agree, as between themselves, that they shall procure the convening of all meetings and the giving of all waivers and consents and the passing of all resolutions and shall otherwise exercise all powers and rights available to them in order to give effect to the provisions of this Agreement.

         20.5 The Shareholders agree, as between themselves, that if any provisions of the memorandum and/or articles of association or incorporation or by-laws of any Group Company at any time conflict with any provisions of this Agreement, the provisions of this Agreement shall prevail and the shareholders shall exercise all powers and rights available to them to procure the amendment of such memorandum and/or articles of association or by-laws to the extent necessary to permit such Group Company and its affairs to be regulated as provided in this Agreement.

         20.6 Each of the obligations, representations, warranties and undertakings set out in this Agreement which is not fully performed at Completion will continue in force after Completion.

         20.7 If any Subscriber sells or transfers its Shares at any time in accordance with this Agreement and the Articles, the benefit of each of the obligations, representations, warranties and/or undertakings undertaken or given by the Company and the Existing Shareholders may be assigned to the purchaser or transferee of such Shares who may enforce them as if he had been named in this Agreement as the transferor Subscriber and the purchaser or transferee shall, as a condition of the sale or transfer, undertake to each of the parties to this Agreement in a form satisfactory to them to be bound by all the obligations of the seller or transferor under this Agreement.

         20.8 Save as provided otherwise, where any obligation, representation, warranty or undertaking in this Agreement is expressed to be made, undertaken or given by two or more persons, such person shall be jointly and severally responsible in respect of it.

         20.9 Time is of the essence in relation to this Agreement, both as regards the dates and periods mentioned in this Agreement and as regards any dates and periods which may be substituted for them in accordance with this Agreement or by agreement in writing between the parties.

         20.10 Each of the parties hereto agrees to use all best efforts to ensure that the rights granted hereunder are effective and that the respective parties hereto enjoy the benefits thereof. Each of the parties hereto will not avoid or seek to avoid the observance or performance of any of the terms to be performed hereunder by the Company or Subsidiaries, as the case may be, but will at all times in good faith assist in the carrying out of all of the provisions of this Agreement and in the taking of all such actions as may be necessary, appropriate or reasonably requested by the other party(ies) in order to protect the rights of such requesting party(ies) against impairment

21       WHOLE AGREEMENT

         21.1 This Agreement and the documents referred to in it contain the whole agreement between the parties relating to the transactions contemplated by this Agreement and those documents and supersede all previous agreements between the parties relating to these transactions.

         21.2 Each of the parties acknowledges that, in agreeing to enter into this Agreement, it has not relied on any representation, warranty, collateral contract or other assurance (except those set out in this Agreement and the documents referred to in it) made by or on behalf of any other party before the signature of this Agreement. Each of the parties waives all rights and remedies which, but for this Sub-clause 21.2, might otherwise be available to it in respect of any such representation, warranty, collateral contract or other assurance, provided that nothing in this Sub-clause 21.2 shall limit or exclude any liability for fraud.

22       GOVERNING LAW

         22.1 This Agreement shall be governed by and construed under the laws of the Hong Kong Special Administrative Region of the Peoples' republic of China ("Hong Kong").

                                 SCHEDULE 1 (A)

                          THE CAPTABLE (PRE INVESTMENT)



                     NAME            NUMBER OF COMMON SHARES       OWNERSHIP (%)
[chinese]                                 310,000                     59.27
[chinese]                                  90,000                     17.21
Asia Pacific Technology Service Ltd.      123,000                     23.52


                                     ------------------------      -------------
Total                                     523,000                    100.0
                                     ========================      =============


                                 SCHEDULE 1 (B)

                         THE CAPTABLE (POST INVESTMENT)

                    NAME              NUMBER OF               NUMBER OF         OWNERSHIP (%)
                                   PREFERENCE SHARES        COMMON SHARES
Comtech Group                           547,000                                    51.12
[chinese]                                                       310,000            28.97
[chinese]                                                        90,000             8.41
Asia Pacific Technology
  Service Ltd.                                                  123,000            11.50

                                   -----------------        --------------      --------------
Total                                   547,000                 523,000           100.0
                                   =================        ==============      ==============


                                 SCHEDULE 2 (A)

                   PARTICULARS OF THE COMPANY (PRE INVESTMENT)

NAME:                                     Huameng Engineering Services Ltd.

REGISTERED OFFICE:                        PO Box 3140, Road Town, Tortola,
                                          British Virgin Islands

PLACE OF INCORPORATION:                   British Virgin Islands

DIRECTORS:                                [chinese]

AUTHORISED SHARE CAPITAL:                 Five Hundreds and Twenty Three
                                          Thousands (523,000) of common shares
                                          with par value of USD0.01 per share


SHAREHOLDERS NAME                 NUMBER OF COMMON SHARES         SHAREHOLDING %
[chinese]                                  310,000                     59.27
[chinese]                                   90,000                     17.21
Asia Pacific Technology Service Ltd.       123,000                     23.52

                                  -----------------------         --------------
                                           523,000                    100.0
                                  =======================         ==============

                             SCHEDULE 2 (A) (CONT')

                  PARTICULARS OF THE COMPANY (POST INVESTMENT)


NAME:                                    Huameng Engineering Services Ltd.

REGISTERED OFFICE:                       PO Box 3140, Road Town, Tortola,
                                         British Virgin Islands

PLACE OF INCORPORATION:                  British Virgin Islands

DIRECTORS:                               Kang Jing Wei Jeffrey, Chiu Bing Fu,
                                         Henry, Yi Huang, [chinese]

AUTHORISED SHARE CAPITAL:                One Million and Seventy Thousands
                                         (1,070,000) shares of stock, consisting
                                         of Five Hundreds and Forty Seven
                                         Thousand (547,000) shares of Series A
                                         Preferred Stock and Five Hundreds and
                                         Twenty Three Thousands (523,000) of
                                         Common Shares

SHAREHOLDERS NAME                 NUMBER OF             NUMBER OF         SHAREHOLDING %
                              PREFERENCE SHARES       COMMON SHARES
Comtech Group                      547,000                                    51.12
[chinese]                                                 310,000             28.97
[chinese]                                                  90,000              8.41
Asia Pacific Technology Service Ltd.                      123,000             11.50

                              -----------------       --------------      ---------------
                                   547,000                523,000            100.0
                              =================       ==============      ===============

                                  SCHEDULE 2(B)

              PARTICULARS OF THE SUBSIDIARIES (PRE RE-ORGANISATION)


NAME:                            [chinese]
                                 Shenzhen Huameng Software Co. Ltd.

REGISTERED OFFICE:               [chinese]
                                 4/F, M-6 Building, Ma Que Ling Industrial
                                 Estate, High Tech Industrial Park, Nan Shan,
                                 Shenzhen, PRC

PLACE OF INCORPORATION:          [chinese], PRC

DIRECTORS:                       [chinese]

AUTHORISED SHARE CAPITAL:        RMB10,000,000

                                SHAREHOLDERS NAME                SHAREHOLDING %
                                 [chinese]                            25
                                 [chinese]                            56
                                 [chinese]                             9
                                 [chinese]                            10
                                                                 ---------------
                                                                     100
                                                                 ===============

                              SCHEDULE 2(B) (CON'T)


             PARTICULARS OF THE SUBSIDIARIES (POST RE-ORGANISATION)


NAME:                            [chinese]
                                 Shenzhen Huameng Software Co. Ltd.

REGISTERED OFFICE:               [chinese]
                                 4/F, M-6 Building, Ma Que Ling Industrial
                                 Estate, High Tech Industrial Park, Nan Shan,
                                 Shenzhen, PRC

PLACE OF INCORPORATION:          [chinese], PRC

DIRECTORS:                       [chinese] and Chiu Bing Fu, Henry

AUTHORISED SHARE CAPITAL:        RMB10,000,000


                                SHAREHOLDERS NAME                 SHAREHOLDING %
                         Huameng Engineering Services Ltd.            100

                                                                  --------------
                                                                      100
                                                                  ==============

                              SCHEDULE 2(B) (CON'T)

              PARTICULARS OF THE SUBSIDIARIES (PRE RE-ORGANISATION)


NAME:                            Oriental Intelligence Technologies Co., Limited

REGISTERED OFFICE:               Unit A, 6/F, Tak Shing Building, 92 Java Road,
                                 North Point, Hong Kong

PLACE OF INCORPORATION:          Hong Kong

DIRECTORS:                       [chinese]

AUTHORISED SHARE CAPITAL:        HKD10,000 divided into 10,000 shares of HKD1.00
                                 each


                                 SHAREHOLDERS NAME                SHAREHOLDING %
                                 [chinese]                              98
                                 [chinese]                               2
                                                                  --------------
                                                                       100
                                                                  ==============

                              SCHEDULE 2(B) (CON'T)

             PARTICULARS OF THE SUBSIDIARIES (POST RE-ORGANISATION)


NAME:                            Oriental Intelligence Technologies Co., Limited

REGISTERED OFFICE:               Unit A, 6/F, Tak Shing Building, 92 Java Road,
                                 North Point, Hong Kong

PLACE OF INCORPORATION:          Hong Kong

DIRECTORS:                       [chinese],  Henry Chiu

AUTHORISED SHARE CAPITAL:        HKD10,000 divided into 10,000 shares of HKD1.00
                                 each


                                 SHAREHOLDERS NAME               SHAREHOLDING %
                           Huameng Engineering Services Ltd.          100

                                                                 --------------
                                                                      100
                                                                 ==============

                                   SCHEDULE 3

                                   WARRANTIES

WARRANTIES BY THE COMPANY

1        AUTHORITY OF THE GROUP COMPANIES

         The Company has full power and authority to execute, deliver and perform this Agreement and all of the agreements, instruments and documents being or to be executed and delivered under this Agreement or in connection therewith ("ANCILLARY DOCUMENTS"). The execution, delivery and performance of this Agreement and the Ancillary Documents by each of the Group Companies (where applicable) have been duly authorised by all necessary corporate action on the part of the relevant Group Companies.

2        NO CONFLICT

         Neither the execution and delivery of this Agreement or the Ancillary Documents, by any of the Group Companies or the consummation of any of the transactions contemplated hereby or thereby nor compliance with or fulfilment of the terms, conditions and provisions hereof or thereof will:

         (a) conflict with, result in a breach of the terms, conditions or provisions of, or constitute a default, an event of default or an event creating rights of acceleration, termination or cancellation or a loss of rights under, or result in the creation or imposition of any encumbrance upon any of the assets or properties of any Group Company under (1) the constitutional documents of any Group Company; (2) any contractual obligation applicable to any Group Company; (3) any court order applicable to any Group Company; or (4) any requirements of law or regulation applicable to any Group Company; or (4) any requirements of law or regulation applicable to any Group Company and in each case, gives or might give rise to a Material Adverse Effect; or

         (b) require the approval, consent, authorisation or act of, or the making by any Group Company of any declaration, filing or registration with, any person.

3        ORGANISATION AND CAPITAL STRUCTURE OF COMPANY

         On completion of "Re-organisation", the Company will acquire 100% shareholding of [chinese] at a consideration of RMB6.8M. and Oriental Intelligence Technologies Co., Limited at a consideration of HKD765,000. The re-organisation shall have been completed in form and substance satisfactory to Comtech within 60 days after the signing of this agreement.

         Also, the Company shall delivery to the Subscriber of a certified copy of the resolutions of the Board and shareholders of the Company and all of its subsidiaries in approving the transfer of 100% shareholding from subsidiaries to the Company.

         The Company shall also delivery to the Subscribe of a certified copy of government approval in each jurisdiction region where the subsidiary to conduct business in respect of the legitimate of the nature of business activities and the shareholding structure of the subsidiaries.

3.1 The Company is a corporation duly organized and validly existing under the laws of British Virgin Islands. The Company has full power and authority to own [chinese] and Oriental Intelligence Technologies Co., Limited directly and to otherwise carry on its business as currently conducted and as presently proposed to be conducted.

3.2 All particulars of the Company set out in Schedule 2 (A) are true and accurate. Except as disclosed in this Agreement, there are no agreements, arrangements, options, warrants, calls, rights or commitments of any character relating to the issuance, sale, purchase or redemption of any shares of capital stock of the Company. Except as set out in this Agreement, no person has any preemptive, stock purchase or other rights to acquire shares. All of the outstanding Common Shares are validly issued, fully paid and non-assessable and were not issued in violation of any pre-emptive or similar rights. The legal and beneficial ownership of the Common Shares are set out in Schedule 2
         (A).

3.3 True, complete and up-to-date copies of the constitutional documents of the Company, including without limitation its Articles, its register of stockholders, register of directors and register of charges, have been made available to the Subscribers.

4        ORGANISATION AND CAPITAL STRUCTURE OF SUBSIDIARIES

4.1 [chinese] will be re-organised to become a wholly owned subsidiary of the Company. It is duly incorporated and validly existing under the laws of the PRC. It has conducted its business and corporate affairs in accordance with its business license and with all applicable laws and regulations and has made the relevant payment of the registered capital in accordance with all applicable requirements. The existing organisation and capital structure of the subsidiary is exhibit on
         Schedule 2(B) hereto.

4.2 Oriental Intelligence Technologies Co., Limited will be re-organised to become a wholly owned subsidiary of the Company. It is duly incorporated and validly existing under the laws of the Hong Kong. It has conducted its business and corporate affairs in accordance with its business license and with all applicable laws and regulations and has made the relevant payment of the registered capital in accordance with all applicable requirements. The existing organisation and capital structure of the subsidiary is exhibit on Schedule 2(B) hereto.

4.3 The Company will incorporate a wholly owned subsidiary in Thailand and Malaysia on or before 31 January 2005. They are duly incorporated and validly existing under the laws of Thailand and Malaysia. It has conducted its business and corporate affairs in accordance with its business license and with all applicable laws and regulations and has made the relevant payment of the registered capital in accordance with all applicable requirements.

5        THE SERIES A PREFERRED SHARES

         The Series A Preferred Shares and the Common Shares issuable upon conversion of the Series A Preferred Shares ("CONVERSION SHARES") to be issued have been or will have been prior to Completion duly and validly authorised for issuance under the laws of the British Virgin Islands, and in accordance with the Articles of the Company. The Series A Preferred Shares when issued and delivered by the Company against payment in full of the consideration set out in this Agreement will be duly and validly issued and fully paid and non-assessable and will rank PARI PASSU in all respects with each other and will have attached to them the rights and benefits specified in the Articles and save as provided in this Agreement and the Articles will not be subject to any pre-emptive or other binder rights in relation to their transfer, will be free from any lien, charge, encumbrance or other security interest or third party rights or interests. The Conversion Shares when issued and delivered by the Company against delivery of the Series A Preferred Shares being converted, will be duly and validly issued and fully paid and non-assessable and will rank PARI PASSU in all respects with the other Common Shares then in issue and will not be subject to any pre-emptive or other similar rights in relation to their transfer, will be free from any lien, charge, encumbrance or other security interest or third party rights or interests.

6        SUBSIDIARIES AND INVESTMENTS

         The Company does not have any directly or indirectly-owned subsidiaries apart from [chinese] and Oriental Intelligence Technologies Co., Limited nor does it directly or indirectly, own any outstanding voting securities or other equity interests in or control any corporation, limited liability company, partnership, trust, joint venture or other entity apart from shares or equity interest in [chinese] and Oriental Intelligence Technologies Co., Limited.

7        INFORMATION SUPPLIED

         The Company has provided each Subscriber with all the information reasonably available to it without undue expense that such Subscriber has requested for deciding whether to purchase the Shares and all information that the Company reasonably believes is necessary to enable such Investor to make such decision. Neither this Agreement nor any other agreements, written statements or certificates made or delivered in connection herewith contains any untrue statement of a material fact or omits to state a material fact necessary to make the statements herein or therein not misleading.

8        NO UNDISCLOSED LIABILITIES

         To the knowledge and information of the Company after having made all reasonable enquiries, except for liabilities incurred in the ordinary course of business of the Group Companies and up to an aggregate amount not exceeding US$100,000, none of the Group Companies is subject to any liability.

9        AVAILABILITY OF ASSETS

         The assets owned, leased or licensed by the Group Companies constitute all assets and properties necessary for the operation of their respective businesses as presently conducted.

10       REAL PROPERTY

         None of the Group Companies own any real property.

11       INTELLECTUAL PROPERTY

11.1 Each Group Company either (i) owns the entire right, title and interest in and to all Intellectual Property and software included in its assets and properties that are used in their respective businesses, free and clear of any encumbrance, or (ii) has the perpetual, royalty-free right to use the same in their respective businesses.

11.2 To the knowledge and information of the Company after having made all reasonable enquiries, no claim of any infringement of any Intellectual Property of any other person has been received or intimated in respect of the operations of the respective businesses of the Group Companies; and no proceedings are pending or threatened which challenge the validity, ownership or use of any intellectual property owned by the Group Companies.

11.3 There are no outstanding options, licenses, or agreements of any kind granted by the Company relating to its Intellectual Property, nor is the Company bound by or a party to any options, licenses or agreements of any kind with respect to the Intellectual Property of any other person or entity, except, in either case, for standard end-user agreements with respect to commercially readily available Intellectual Property such as "off the shelf" computer software.

11.4 The Company is not aware that any of its officers or employees is obliged under any contract (including licenses, covenants or commitments of any nature) or other agreement, or subject to any judgment, decree or order of any court of administrative agency, that would interfere with the use of his or her best efforts to promote the interests of the Company or that would conflict with the Group's business as proposed to be conducted or that would prevent such officers or employees from assigning to the Group inventions conceived or reduced to practice in connection with services rendered to the Group. Neither the execution nor delivery of this Agreement, the Confidentiality and Non-Competition Agreement, the Registration Rights Agreement nor the carrying on of the Group's business by the employees of the Group will, to the best of the Company's knowledge, conflict with or result in a breach of the terms, conditions or provisions of, or constitute a default under, any contract, covenant, or instrument under which any of such employees is now obligated. The Company does not believe it is or will be necessary to utilize any inventions of any of its employees (or people it currently intends to hire) made prior to or outside the scope of their employment by the Company.

12       EMPLOYEES AND RELATED PARTY TRANSACTIONS

12.1 There is no existing or threatened or pending industrial dispute involving any Group Company and any of its employees and there is no arrangement between any Group Company and any trade union or organisation representing any such employees.

12.2 There are no outstanding payments or benefits (actual or contingent) of any kind due to any present or former directors or the employees of the Group including compensation and arrears due, incentives, benefits or bonuses which remain unpaid and which will not have been settled as at Completion other than remuneration accrued due or for reimbursement of business expenses.

12.3 There are no existing service or other agreements or contracts between any Group Company and any directors or executive or employees which cannot be fairly terminated by three calendar months' notice or less without giving rise to any claim for damages or compensation and the Group has complied in all material respects with all its obligations under all ordinances and regulations, codes, orders, awards and agreements in connection with its employees.

12.4 No former employee of the Group has a claim for compensation, wrongful dismissal or for unfair dismissal or to a redundancy or long service payment from the Group.

12.5 To the best of the Company's knowledge, no employee, officer, stockholder or director of the Company or member of his of her immediate family has any direct or indirect ownership interest in any firm or corporation with which the Company is affiliated or with which the Company has a business relationship, or any firm or corporation that competes with the Company, except that employees, stockholders, officers, or directors of the Company and members of their immediate families may own stock in publicly traded companies that may compete with the Company. To the best of the Company's knowledge, no officer, director, or stockholder or any member of their immediate families is, directly or indirectly, interested in any material contract with the Company (other than such contracts as relate to any such person's ownership of capital stock or the securities of the Company).

13       CONTRACTS

         The Company is not a party to or bound by any of the following types of contracts, agreements and instruments:

         (a) any contract, agreement, commitment, understanding or instrument which is Material and not entered into in the ordinary course of business; and

         (b) any contract, agreement, commitment, undertaking or instrument with a Shareholder or an Affiliate of any Shareholder or any of the directors of the Company regardless of whether any such contract is entered into by any Group Company in its ordinary course of business and whether or not on arms-length basis, involving an aggregate consideration of over US$50,000 (for all of the Group Companies together).

14       NO LITIGATION OR REGULATORY ACTION AND NO INSOLVENCY

14.1 There are no lawsuits, claims, suits, proceedings or investigations pending or (to the knowledge of the Company after having made all reasonable enquiries) threatened against or affecting any Group Company or any of the directors of the Company, and there are no lawsuits, suits or proceedings pending in which any Group Company or any of the directors of any Group Company is the plaintiff or claimant.

14.2 No liquidation, provisional liquidator, receiver or other person carrying out any similar function has been appointed anywhere in the world in respect of the whole or any part of the assets or undertaking of any Group Company and no appointment of like or similar persons (including trustee in bankruptcy) have been appointed in respect of the whole or any part of the assets of any of the directors of any Group Company.

14.3 True and complete copies of the minute books of all the Group Companies have been made available to the Subscribers. Such minute books contain true and complete records of all meetings and other corporate action taken by the board of directors and shareholders of each Group Company.

15       INSURANCE

         None of the Group Companies have taken out any insurance cover in respect of its business, assets and undertaking.

16       ACCOUNTS AND MANAGEMENT ACCOUNTS

16.1     The Accounts:

         (a) have been prepared in accordance with the requirements of relevant legislation and regulation and on a consistent basis (without changes in the policies of accounting);

         (b) show, in all material respects, a true and fair view of the assets, liabilities, capital commitments and the state of affairs of the Company as at 30 November 2005 and of the profits or losses of the Company for the period concerned;

         (c) contain either provisions adequate to cover, or full particular in notes, of all Material Taxation (including deferred Taxation) and other Material liabilities of the Company as at 30 November 2005 ; and

         (d)      are not affected by any unusual or non-recurring items.

16.2     POSITION SINCE 30 NOVEMBER 2005 ("LAST ACCOUNTS DATE")

         (a) Since the Last Accounts Date and compared to the Accounts, there has been no material adverse change in the financial or trading position or any Group Company and no event, fact or matter has occurred which is likely to give rise to any such change.

         (b)      Since the Last Accounts Date and compared to the Accounts:

                  (i) the business of each Group Company has been carried on in the ordinary and usual course and no Group Company has made or agreed to make any payment other than routine payments in the ordinary and usual course of trading;

                  (ii) no dividend or other distribution has been declared, paid or made by any Group Companies;

                  (iii) there has been no material change in the level of borrowing or in the working capital requirements of any Group Company;

                  (iv) save in the ordinary course of business, no debtor has been released by any Group Company on terms that it pays less than the book value of its debt and no material debt owing to any Group Company has been deferred, subordinated or written off or has proved to any extent irrecoverable;

                  (v) no change has been made in terms of employment and any benefits in kind payable to employees and other employment related matters by any Group Company (other than those required by law) which could materially increase the total costs attributable to employment and employee benefits of the Group Companies;

                  (vi) no resolution of the members of any Group Company has been passed whether in general meeting or otherwise.

16.3     ACCOUNTING AND OTHER RECORDS

         (a) The books of account and records of each Group Company are up-to-date, complete and accurate and have been maintained in accordance with all applicable laws and generally accepted accounting practices on a proper and consistent basis.

         (b) All accounts, documents and returns required by law to be delivered or made by any Group Company to any government authority or regulatory body or any other authority have been duly and correctly delivered or made.

16.4 All shareholders of the subsidiaries exhibit on Schedule 2(B) hereto collectively waive all interests in the Subsidiaries operating results with effective from 1 December 2005 and all of them are holding their shares as a trustee of the Company with effective from 1 December 2005 until the completion of the re-organisation.

17       TAXATION

17.1 Each of the Group Companies has filed on or before the date hereof (or will timely file) all tax returns which are required to be filed on or before the date hereof.

17.2 All such tax returns are (or will be) complete and accurate in all material respects and disclose all Taxation required to be paid by each of the Group Companies for the periods covered thereby and all Taxation shown to be due on such tax returns have been (or will be) timely paid.

17.3 All Taxation (whether or not shown on any tax return) owed by each of the Group Companies and required to be paid on or before Completion have been (or will be) timely paid or, in the case of Taxation which any Group Company is presently contesting in good faith, the relevant Group Company has established an adequate reserve for such Taxation in the Accounts.

17.4 None of the Group Companies has waived any statute of limitations in respect of any Taxation or agreed to any extension of time with respect to a tax assessment or deficiency.

17.5 There is no action, suit, investigation, audit, claim or assessment pending or proposed or, to the knowledge and information of the Company, threatened with respect to Taxation in any Group Company.

17.6 All tax sharing arrangements and tax indemnity arrangements will terminate prior to Completion and none of the Group Companies will have any liability thereunder on or after Completion.

17.7 There are no liens for Taxation upon the assets of any Group Company except liens relating to current Taxation not yet due.

17.8 All Material Taxation which any Group Company is required by law to withhold or to collect for payment have been duly withheld and collected, and have been paid or accrued, reserved against and entered on the books of the relevant Group Company.

18       GOVERNMENTAL APPROVALS

18.1 Each of the Group Companies owns, holds or possesses all licenses, franchises, permits, privileges, immunities, approvals and other authorizations from all relevant governmental authorities in any jurisdiction which are necessary to entitle it to own or lease, operate and use its assets and to carry on and conduct their respective businesses substantially as currently conducted (herein collectively called "GOVERNMENTAL APPROVALS").

18.2 Each Group Company has fulfilled and performed its obligations under each of such Governmental Approvals. No notice of cancellation, of default or of any dispute concerning any Governmental Approval as has been received by any of the Group Companies. There are no circumstances which indicate that any of the Government Approvals will or are likely to be revoked or not renewed, in whole or in part.

18.3 Each of the Governmental Approvals is valid, subsisting and in full force and effect and will continue to be in full force and effect immediately after Completion, in each case without the occurrence of any breach, default or forfeiture of rights thereunder, or the consent, approval, or act of, or the making of any filing with, any governmental authority.

19       EMPLOYEE BENEFIT PLANS

19.1 To the knowledge and information of the Company, there are no pension, provident, superannuation or retirement benefit funds, schemes or arrangements under which a Group Company is obliged to provide to any of its employees, officers or directors retirement benefits of any kind.

19.2 There are no plans, agreements or arrangements under which a Group Company provides medical insurance benefits or disability benefits to its employees.

20       LABOUR UNIONS

         None of the Group Companies is bound by or subject to any contract, commitment or arrangement with any labour union, and, to the Company's knowledge, no labour union has requested, sought or attempted to represent any employees, representatives or agents of the Group Companies. There is no strike or other labour dispute involving the Group Companies pending nor, to the Company's knowledge, threatened, nor is the Company aware of any labour organisation activity involving its employees, and the Company is not aware of any existing or imminent labour disturbance by the employees of any of its principal suppliers, manufacturers, customers or contractors.

21       NO VIOLATION

21.1 Each Group Company has, to its knowledge, complied with all requirements of laws, rules and regulations and court orders (if any) which are applicable to its assets, operations, employees and/or businesses.

21.2 Each Group Company is not in violation or default of any provision of its articles of association, or in any material respect of any instrument, judgment, order, writ, decree or contract to which it is a party or by which it is bound, or to the best of its knowledge, of any provision of any federal, central or state, municipal or provincial statue, rule or regulation applicable to any of the Group Companies.

                                   SCHEDULE 4

                                RESERVED MATTERS

1 Any amendment or change of the rights, preferences, privileges or powers of, or the restrictions provided for the benefit of the holders of the Series A Preferred Shares.

2 Any action that authorised, created or issued any class of the Company's securities having preferences superior to or on a parity with the Series A Preferred Shares or any other securities of the Company.

3 Any action that reclassified any outstanding shares into shares having preferences or priority as to dividends or assets senior to or on a parity with the preference of the Series A Preferred Shares.

4 Any action that repurchases, redeems or retires any of the Company's voting shares other than pursuant to contractual rights to repurchase Common Shares or Preferred Shares by employees, directors or consultants of the Company or its subsidiaries upon termination of their employment or services or pursuant to the exercise of a contractual right of first refusal held by the Company.

5 Any material amendment of the Company's constitutional documents that adversely affects the rights of the Series A Preferred Shares.

6 Consolidation or merger with or into any other business entity (other than a wholly owned subsidiary) or the sale of all or substantially all the Company's assets or disposal of more than fifty per cent (50%) of the voting power of the Company by means of any transaction or series of related transactions.

7        The liquidation or dissolution of the Company.

8        The declaration or payment of a dividend on the Common Shares.

9        Incurrence of indebtedness in excess of US$100,000.

10       Any loans by the Company to any director, officer or employee.

11 The purchase or lease by the Company of any asset valued in excess of US$50,000.

12 The purchase by the Company of any securities of any other company in excess of US$100,000 in a twelve (12) month period.

13 The increase in compensation of any of the five (5) most highly compensated employees of the Company and/or any of the Company's subsidiaries by more than 15% in a twelve (12) month period.

14 Any transaction or series of transactions between the Company and any holder of Common Shares, director, office or employee of the Company and any director, officer or employee of the Company's subsidiaries that is not in the ordinary course of business or for which the aggregate value exceeds US$25,000.

15 Other than in the ordinary course of business, any transaction that result in a pledge of any assets of the security interest, lien or other encumbrances or any assets of, or the Company.

16       Any material change in the Company's business plan.

17 The appointment by the Company of any directors of any of its subsidiaries.

18 The hiring of any management member or consultants with annual remuneration over US$80,000.

19 Directly or indirectly transfer or pledge any economic interest in any of its Subsidiaries or their respective businesses.

20 Cause or permit any of its Subsidiaries to take any of the following actions:

20.1 any amendment to such Subsidiary's Articles of Association or other constitutional document;

20.2     any liquidation, termination or dissolution of such Subsidiary;

20.3 any change in the capital structure of such Subsidiary, either by increase or decrease of its registered capital or issuance of stock or otherwise;

20.4 any sale of substantially all the assets of such Subsidiary or reorganization, merger or consolidation of such Subsidiary with any other economic organization; or

20.5     any change in the business scope or plan of such Subsidiary.

                                   SCHEDULE 5

                             CONTINUING OBLIGATIONS

1        BUSINESS PLAN

         The Company shall provide each Shareholder holding at least 5% shareholding of Series A Preferred Shares with a business plan including marketing, development, management and financial programs and an annual budget for the next financial year of the Company which it shall submit to the Shareholder (in the case of the business plan for the year commencing on 1 January 2006 within 30 days from Completion and in the case of the business plans for each subsequent year not less than 30 days before the commencement of each such subsequent year).

2        INFORMATION

         The Company shall provide holder of Series A Preferred Shares with:

         (a) monthly accounts and progress reports within 30 days after the end of each month which shall include a profits and loss account, a balance sheet, a cashflow statement and a summary of the business and developments of the Group;

         (b) quarterly accounts of the Company and each of its subsidiaries within 45 days after the end of each fiscal quarter;

         (c) consolidated audited annual accounts of the Company and each of its subsidiaries within 90 days after the end of each fiscal year, which shall have been audited by a independent public accountant firm nominated by Comtech;

         (d) an annual budget and a revision within 30 days prior to the end of each half fiscal year;

         (e) such further information as each holder of Series A Preferred Shares may from time to time reasonably require as to all matters relating to the businesses or affairs or the financial position of the Group Companies;

3        INSPECTION RIGHTS

3.1 Holders of at least 100,000 Series A Preferred Shares shall have standard inspection rights of the facilities of the Company and any of its subsidiaries, including, without limitation, discussing the business, operations and conditions of the Company and any subsidiaries with its directors, officers, employees, accountants, legal counsel and investment bankers.

3.2 These information and inspection rights described in Clauses 1, 2 and 3 shall terminate upon a Qualifying IPO.

3.3 Following an initial public offering, the Company shall deliver to each holder of Series A Preferred Shares or Common Shares issued upon conversion of Series A Preferred Shares, promptly after filing, copies of the Company's annual reports, interim reports and/or quarterly reports to shareholders and all other filings required to be made with the SEC or other relevant securities exchange, regulatory authority or governmental agency.

4        BOARD MEETINGS

         The Company shall procure that meetings of the directors of Group Companies are held at least every six (6) months and that a notice of each such meeting, an agenda of the business to be transacted at the meeting and all papers to be circulated at or presented to the meeting are sent to all directors entitled to receive notice of the meeting and to each Shareholder at least seven days before the meeting and a copy of the minutes of the meeting are sent to such persons within seven days after the meeting.

5        ACCOUNTING RECORDS

         Each Group Company shall maintain accurate and complete accounting and other financial records and shall procure that such accounting records are, during normal business hours, available for inspection by each Shareholder or its authorised representatives.

6        CONFIDENTIALITY AND NON-COMPETITION AGREEMENT

6.1 The Company shall ensure that each key officer and employee of the Company and its subsidiaries shall enter into a confidentiality and non-competition agreement.

6.2 The Company shall use its best efforts to procure that the remainder of its and its subsidiaries' employees and officers enter into such an agreement.

6.3 The form of such an agreement shall be subject to the approval of the Subscribers.

6.4 The Company will use its best efforts to prevent any violation of the Confidentiality and Non-Competition Agreement by the employees.

                                   SCHEDULE 6

              TERMS AND CONDITIONS OF THE SERIES A PREFERRED SHARES

The Series A Preferred Shares shall bear the following terms and conditions:

1        DIVIDENDS

1.1 No dividend, whether in cash, in property or in shares of the capital of the Company, shall be paid on any other class or series of shares of the Company unless and until a dividend in like amount is first paid in full on the Series A Preferred Shares (on an as-converted basis).

1.2 The holders of Series A Preferred Shares shall be entitled to participate fully in any non-cash distributions declared by the Board, on an as-converted basis.

2        LIQUIDATION, DISSOLUTION OR WINDING UP

2.1 In the event of the liquidation, dissolution or winding up or other return of capital of the Company, the holders of Series A Preferred Shares shall be entitled to receive out of the assets of the Company available for distribution to members in preference to holders of Common Shares or any other class or series of shares an amount per Series A Preferred Share equal to USD4.57 (the "PREFERENCE AMOUNT"). The remaining assets legally available for distribution, if any, shall be distributed to the holders of Common Shares and Series A Preferred Shares pro rata on an as-converted basis.

2.2 Any merger, acquisition or other transaction in which control of the Company is transferred shall be deemed for these purposes to be a liquidation. Any merger or consolidation of the Company in which its shareholders do not retain a majority of the voting power in the surviving entity, or a sale of all or substantially all the Company's assets, would each be deemed a liquidation, dissolution or winding up of the Company.

3        REDEMPTION

         Subject to any applicable legal restrictions on the Company's redemption of its share capital, beginning on a date five years from Completion, the holders of a majority of the then outstanding Series A Preferred Shares may require the Company to redeem all of the outstanding Series A Preferred Shares. The redemption price for each Series A Preferred Share shall be USD4.57 (the "REDEMPTION PRICE"). The Redemption Price shall be proportionally adjusted for share splits, share dividends, recapitalizations and the like. If on the redemption date, the number of Series A Preferred Shares that may be legally redeemed by the Company, is less than the number of such Series A Preferred Shares to be redeemed, then such excess number of Series A Preferred Shares shall be carried forward and redeemed as soon as the Company has legally available funds therefor.

4        VOTING AT GENERAL MEETINGS

         Holders of Series A Preferred Shares shall have the right to receive notice of general meetings of the Company and to attend, speak or vote at any general meeting of the Company. Each Series A Preferred Share shall have that number of votes equal to the number of Common Shares which would then be issuable upon conversion of such Series A Preferred Shares.

         The holders of Series A Preferred Shares shall generally vote together with the holders of Common Shares and not as a separate class, except as provided in Schedule 4 under the heading Reserved Matters.

5        CONVERSION

5.1 Holders of Series A Preferred Shares shall have the right to convert the Series A Preferred Shares, at any time after Completion, into Common Shares. The initial conversion rate shall be 1:1, subject to adjustments provided below.

5.2 Each Series A Preferred Share shall automatically be converted into Common Shares, at the then applicable conversion rate, upon the closing of a Qualifying IPO or upon the consent of more than two-thirds of the holders of Series A Preferred Shares.

5.3 If and whenever the Company shall subdivide its outstanding share capital into a greater number of Common Shares or consolidate its outstanding share capital into a smaller number of Common Shares, the rate of conversion shall be adjusted proportionately so that holders of Series A Preferred Shares shall thereafter be entitled to receive upon conversion of the Series A Preferred Shares the number of Common Shares to which a holder of the number of Common Shares delivered upon conversion of the Series A Preferred Shares held by such holder would have been entitled on such subdivision or consolidation.

5.4 The holders of Series A Preferred Shares shall give notice in writing to the Company setting out proposed adjustments to the conversion rate. If the Company disagrees with the adjustment proposed by the holders of Series A Preferred Shares, the parties shall procure that the auditors of the Company for the time being determine as soon as practicable what adjustment, if any, to the conversion rate is appropriate. If either party disputes on the determination by the auditor, either party may refer the question of what adjustment, if any, to the conversion rate is appropriate, to an independent investment bank of international repute to be appointed by, and at the cost and expense of the Company (the Company and the holders of Series A Preferred Shares having agreed the identity of such investment bank or in default of agreement, the investment bank having been selected by the holders of Series A Preferred Shares) which investment bank shall make a determination within twenty one (21) days after its appointment. The decision of the investment bank shall (save for any manifest error) be final and binding on the parties.

6        ANTI-DILUTION

6.1 Subject to paragraph 6.2 below, the conversion ratio of the Series A Preferred Shares will be subject to adjustment for issuances of any securities of the Company at a purchase price less than 200% of the then effective conversion price for the Series A Shares such that the conversion price shall be adjusted to equal 50% of the purchase price of such newly issued shares or USD2.29 per Share, whichever is higher. Holders of more than two-thirds of the Series A Preferred Shares may elect to waive the anti-dilution adjustments set forth in this paragraph 6.1. The conversion ratio will also be subject to proportional adjustment for stock splits, stock dividends, recapitalisation and the like.

6.2 The Board shall have the right to issue shares to employees, officers, Directors and consultants pursuant to share purchase or share option plans or agreements or other incentive share arrangements approved by the Board provided that the total shares issued under such share option plan and/or share option agreements shall not at any time exceed 20 per cent. of all outstanding shares of the Company on a fully-diluted basis immediately subsequent to the completion of the financing contemplated hereby.

This Agreement was signed by the parties on the date first written above.


SIGNED by                                                )
for and on behalf of                                     )
COMTECH GROUP                                            )
in the presence of:


SIGNED by                                                )
for and on behalf of                                     )
HUAMENG ENGINEERING SERVICES LTD.                        )
in the presence of:


SIGNED by                                                )
for and on behalf of                                     )
ASIA PACIFIC TECHNOLOGY SERVICE LTD.                     )
in the presence of:


SIGNED by                                                )
for and on behalf of                                     )
[chinese]                                                )
in the presence of:


SIGNED by                                                )
for and on behalf of                                     )
[chinese]                                                )
in the presence of:

SIGNED by                                                )
for and on behalf of                                     )
[chinese]                                                )
in the presence of:


SIGNED by                                                )
for and on behalf of                                     )
ORIENTAL INTELLIGENCE TECHNOLOGIES CO., LIMITED          )
in the presence of:


SIGNED by                                                )
for and on behalf of                                     )
[chinese]                                                )
in the presence of:


SIGNED by                                                )
for and on behalf of                                     )
[chinese]                                                )
in the presence of:


SIGNED by                                                )
for and on behalf of                                     )
[chinese]                                                )
in the presence of:


SIGNED by                                                )
for and on behalf of                                     )
[chinese]                                                )
in the presence of: